SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12.
SINA Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

SINA Corporation
Notice of Annual General Meeting of Shareholders
To Be Held June 23, 2006
       On Friday, June 23, 2006, SINA Corporation, a Cayman Islands company (the “Company”), will hold its Annual General Meeting of Shareholders at the Grand Hyatt Hong Kong, 1 Harbour Road, Wanchai, Hong Kong. The meeting will begin at 10:30 a.m. local time.
      Only shareholders registered in the register of members at the close of business on April 27, 2006 can vote at this meeting or any adjournment that may take place. At the meeting ordinary resolutions will be proposed as follows:

•	The election of four Directors.

•	The ratification of the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our independent auditors for the current fiscal year.

•	In addition, the Meeting will transact any other business properly brought before the Meeting.
      You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.
      Our Board of Directors recommends that you vote in favor of all of the proposals outlined in this Proxy Statement.
      We cordially invite all shareholders to attend the Annual General Meeting in person. However, a member entitled to attend and vote is entitled to appoint a proxy to attend and, on a poll, vote instead of him and that proxy need not be a member of the Company. Whether or not you expect to attend the Annual General Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual General Meeting. If you send in your proxy card and then decide to attend the Annual General Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. This proxy is to be delivered to SINA Corporation, Room 1802, United Plaza, No. 1468, Nanjing West Road, Shanghai 200040, China prior to the meeting.
      At the meeting, we will also report on our business results and other matters of interest to shareholders.

By Order of the Board of Directors,

Charles Chao
President, Chief Financial Officer
and Secretary
Shanghai, China
May 5, 2006
YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

SINA Corporation
Room 1802
United Plaza, No. 1468
Nanjing West Road
Shanghai 200040
China
PROXY STATEMENT
for the
2006 Annual General Meeting of Shareholders
June 23, 2006
      Our Board of Directors is soliciting proxies for the 2006 Annual General Meeting of Shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
      The Board set April 27, 2006 as the record date for the meeting. Shareholders of record who are registered in the register of members on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 53,527,580 ordinary shares were outstanding on the record date.
      Voting materials, which include this Proxy Statement, a proxy card and the 2005 Annual Report, will be mailed to shareholders on or about May 5, 2006.
      In this Proxy Statement:

•	“We,” “us,” “our,” “SINA” and the “Company” refer to SINA Corporation

•	“Annual General Meeting” or “Meeting” means our 2006 Annual General Meeting of Shareholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission
      We have summarized below important information with respect to the Annual General Meeting.
Time and Place of the Annual General Meeting
      The Annual General Meeting is being held on Friday, June 23, 2006 at 10:30 a.m. local time at the Grand Hyatt Hong Kong, 1 Harbour Road, Wanchai, Hong Kong.
      All shareholders who owned shares in the capital of the Company as of April 27, 2006, the record date, may attend the Annual General Meeting.
Purpose of the Proxy Statement and Proxy Card
      You are receiving a Proxy Statement and proxy card from us because you owned shares of our ordinary shares on April 27, 2006, the record date. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.
      When you sign the proxy card, you may appoint Charles Chao and Yan Wang as your representatives at the Meeting or such other individual that you choose to name. If you name Charles Chao, our President and Chief Financial Officer, and Yan Wang, our Chief Executive Officer, as your representatives at the Meeting, they will vote your shares, as you have instructed them on the proxy card, at the Meeting. This way, your shares will be voted whether or not you attend the Annual General Meeting. Even if you plan to attend the Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Meeting in case your plans change.

Proposals to be Voted on at this Year’s Annual General Meeting
      At the meeting, ordinary resolutions will be proposed as follows:

•	The election of four Directors.

•	The ratification of the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our independent auditors for the current fiscal year.

•	In addition, the Meeting will transact any other business properly brought before the Meeting.
      The Board of Directors recommends a vote FOR each proposal.
Voting Procedure

You may vote by mail.
      To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope prior to the Meeting. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the Meeting.
      We will pass out written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Meeting. Holding shares in “street name” means your shares in the capital of the Company are held in an account by your stockbroker, bank, or other nominee, and the share certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual General Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual General Meeting.

You may change your mind after you have returned your proxy.
      If you change your mind after you return your proxy, you may revoke your proxy up to two hours before the Meeting or later in the discretion of the Chairman of the Meeting. You may do this by:

•	submitting a notice of revocation,

•	signing another proxy with a later date, or

•	voting in person at the Annual General Meeting.
Multiple Proxy Cards
      If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.
Quorum Requirement
      Shares are counted as present at the Meeting if the shareholder either:

•	is present in person at the meeting, or

•	has properly submitted a proxy card.
      One-third of our outstanding shares as of the record date must be present at the Meeting (either in person or by proxy) in order to hold the Annual General Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy; Broker Non-Votes
      If your shares are held in your name, you must return your proxy (or attend the Annual General Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.
      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a shareholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”
      Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.
      We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.
Effect of Abstentions
      Abstentions are counted as shares that are present for the purposes of determining the presence of a quorum, but are not counted as votes for or against any matter submitted to the shareholders for a vote.
Required Vote
      Assuming a quorum is present, the election of each of the four nominees as directors and the ratification of the independent auditors will require the affirmative vote of a majority of shares voting either in person or cast by proxy at the Meeting.
Vote Solicitation; No Use of Outside Solicitors
      SINA Corporation is soliciting your proxy to vote your shares at the Annual General Meeting. In addition to this solicitation by mail, our directors, officers, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.
Vote Tabulation
      Votes cast by proxy or in person at the Annual General Meeting will be counted by the Inspector of Elections with the assistance of our transfer agent. The Inspector of Elections will also determine whether a quorum is present at the Annual General Meeting.
      The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual General Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which names Charles Chao and Yan Wang as your representatives and is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

Publication of Voting Results
      We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the quarterly period ending June 30, 2005, which we will file with the SEC. You can obtain a copy of our quarterly report on Form 10-Q by contacting our Investor Relations Department at +86-21-62895678 extension 6089, or visiting our corporate web site at www.corp.sina.com. You may also obtain a copy by contacting the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.
Other Business
      We do not know of any business to be considered at the 2006 Annual General Meeting other than the proposals described in this Proxy Statement. However, because we did not receive notice of any other proposals to be brought before the meeting by April 1, 2006, if any other business is properly presented at the Annual General Meeting, your signed proxy card gives authority to your proxy holder to vote on such matters at their discretion.
Proposals for 2007 Annual General Meeting
      We anticipate that our 2007 Annual General Meeting will be held in June 2007. To have your proposal included in our proxy statement for the 2007 Annual General Meeting, you must submit your proposal in writing by January 15, 2007 to Charles Chao, President and CFO, SINA Corporation, Room 1802, United Plaza, No. 1468 Nanjing West Road, Shanghai 200040, China.
      If you submit a proposal for the 2007 Annual General Meeting after April 1, 2007, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2007 Annual General Meeting of Shareholders will confer discretion on the management proxy holders to vote against your proposal.
      Each shareholder’s notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the number of shares of the Company’s ordinary shares which are owned beneficially and of record by such shareholder and such beneficial owner.
      A copy of the full text of the provisions of the Company’s Amended and Restated Articles of Association dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      We have nominated four candidates for election to the Board this year. Detailed information on each of the nominees, as well as our other directors and executive officers, is provided in the Management Section of this Proxy Statement which begins on page 9.
      Our Amended and Restated Articles of Association currently authorize a Board of not less than two directors and the classification of the Board into three classes serving staggered terms. At each annual general meeting, the terms of one class of directors will expire. The directors whose terms expire each year will be those who have been in office the longest since their last election. A director whose term is expiring will remain in office until the close of the meeting at which his or her term expires, and will be eligible for re-election at that meeting. Our Amended and Restated Articles of Association also provide that any newly appointed director shall hold office only until the next annual general meeting at which time such director shall be eligible for re-election by the shareholders. The Company currently has nine directors.
      At the Annual General Meeting, the shareholders will elect a total of four directors, three Class I directors who were scheduled to retire this year, and one director who was appointed to the Board in January 2006 and is now subject to election by the shareholders. The Class I directors whose terms expire at the Annual General Meeting are Yongji Duan, Yan Wang and Xiaotao Chen. The newly appointed director who is subject to election by the shareholders is Hurst Lin and, if elected, Hurst Lin will be a Class II director to fill a vacancy among Class II directors. Assuming that the size of our board remains between 7 and 9 members and that Hurst Lin is elected as a Class II director at this Annual General Meeting, the Class II directors whose terms expire at our 2007 Annual General Meeting are Hurst Lin, Ter Fung Tsao and Song-Yi Zhang, and the Class III directors whose terms expire at our 2008 Annual General Meeting are Pehong Chen, Lip-Bu Tan and Yichen Zhang.
      At the Annual General Meeting, the shareholders will elect a total of four directors, three of whom shall be Class I directors and one of whom (Hurst Lin) shall be a Class II director. If elected, the Class I directors will serve until the 2009 Annual General Meeting, and the Class II director will serve until the 2007 Annual General Meeting. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual General Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with our Amended and Restated Articles of Association. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.
Required Vote
      Assuming a quorum is present, the election of each of the four nominees as directors will require the affirmative vote of a majority of shares cast in person or cast by proxy at the meeting. Unless marked otherwise where Charles Chao or Yan Wang is appointed as proxy, proxies received will be voted FOR the election of each of the four nominees named below. In the event that additional persons are nominated for election as directors, where Charles Chao and Yan Wang are appointed as proxy holders, they intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.
Nominees for the Board of Directors
      The name and certain information of each nominee is set forth below:

Name	Age	Position

Yongji Duan	59	Director (Class I Director)
Yan Wang	33	Director (Class I Director)
Xiaotao Chen	48	Director (Class I Director)
Hurst Lin	41	Director (Class II Director)

      Yongji Duan has served as a director since August 1997 and is currently serving as our Chairman of the Board. Mr. Duan also served as a director for Rich Sight Investment Limited, one of our subsidiaries, from May 1993 through May 1999. Mr. Duan has served as a Director of Stone Group Corporation, a holding company, since February 1991 and is now the Chairman of Stone Group Corporation. Mr. Duan had also served as President and Chief Executive Officer of Stone Electronic Technology Limited, a diversified electronics and consumer products company, since 1990 until he began to serve as the Chairman of the Company in May 2002. Since September 2001, Mr. Duan has served as a director of Sun Media Group Holdings Limited, a holding company. Mr. Duan holds an M.S. in Aeronautics Materials from Beijing Aeronautic College and a B.S. from Qinghua University.
      Yan Wang has served as our Chief Executive Officer and director since May 2003. Previously, he served as our President from June 2001 to May 2003, our General Manager of China Operations from September 1999 to May 2001 and as our Executive Deputy General Manager for Production and Business Development in China from April 1999 to August 1999. In April 1996, Mr. Wang founded the SRSnet.com division of Beijing Stone Rich Sight Limited (currently known as Beijing SINA Information Technology Co. Ltd.), one of our subsidiaries. From April 1996 to April 1999, Mr. Wang served as the head of our SRS Internet Group. Mr. Wang holds a B.A. in Law from the University of Paris.
      Xiaotao Chen has served as a director since April 2004. Since January 2005, Mr. Chen has been the Chief Executive Officer and Executive Director of Sun Media Investment Holdings Limited. Mr. Chen also served as Executive Director of Stone Group Holdings Limited, a Hong-Kong listed company, since May 2001 and its President from May 2001 to December 2004. Prior to joining Stone Group Holdings Limited, he was the Vice President of Stone Group Corporation, a China company, since January 1998.
      Hurst Lin has served as a director since January 6, 2006. Mr. Lin co-founded and served as the Vice President of Business Development of Sinanet.com from May 1995 until we acquired it in March 1999. From March 1999 to April 2002, Mr. Lin served as our Vice President of Business Development. Mr. Lin served as our General Manager of U.S. Operations from September 1999 until February 2003 and Executive Vice President of Global Business Development from April 2002 to June 2003. He served as our Chief Operating Officer from June 2003 to July 2004 and from September 2005 to March 2006 and as our Co-Chief Operating Officer from July 2004 to September 2005. Mr. Lin holds an M.B.A. from Stanford University and a B.A. in Engineering from Dartmouth College.
Director Nomination
      Criteria for Board Membership. The Company does not have a nominating committee; however, beginning from the date of our 2004 Annual General Meeting of Shareholders, the members of the Board who are “independent” under the current rules of the Nasdaq Stock Market (Yongji Duan, Pehong Chen, Lip-Bu Tan, Ter Fung Tsao, Yichen Zhang, Xiaotao Chen, and Song-Yi Zhang) are responsible for selecting candidates for appointment or re-election to the Board. In making such selections, this group of independent members of the Board (the “Selection Body”) considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, and that members of the Company’s audit committee meet the financial literacy, sophistication and independence requirements under the rules of the Nasdaq Stock Market. Nominees for director will be selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. The Selection Body performs similar functions to a nominating committee and operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at www.corp.sina.com and which was attached to the Company’s 2005 Proxy Statement.
      Shareholder Nominees. The Selection Body will consider written proposals from shareholders for nominees for director, provided such proposals meet the requirements described herein and in our Amended and Restated Articles of Association. Any such nominations should be submitted to the Selection Body c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the shareholders making the nomination and the number of shares of the Company’s ordinary shares which are owned beneficially and of record by such shareholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Amended and Restated Articles of Association of the Company and under the caption, “Proposals for 2007 Annual General Meeting” above.
      Process for Identifying and Evaluating Nominees. The Selection Body believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Selection Body will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual general shareholder meetings, the Selection Body will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Selection Body deems appropriate, a third-party search firm. The Selection Body will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Selection Body. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Selection Body will evaluate which of the prospective candidates is qualified to serve as a director and whether it should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board or be presented for the approval of the shareholders, as appropriate.
      The Selection Body expects to use a similar process to evaluate nominees recommended by shareholders. However, to date, the Company has not received a shareholder proposal to nominate a director.
      Board Nominees for the 2006 Annual Meeting. Each of the nominees listed in this Proxy Statement are current directors standing for re-election by the shareholders, other than Hurst Lin. In January 2006, Hurst Lin indicated his intention to resign from his position of Chief Operating Officer of the Company, the Selection Body recommended the election of Hurst Lin as a member of the Board of Directors and the Board of Directors unanimously elected Hurst Lin as a member of the Board of Directors.
Recommendation of the Board
THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee has approved the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our independent auditors for the current fiscal year which ends on December 31, 2006. PricewaterhouseCoopers has served as our independent auditors since May 20, 1999. In the event that ratification of this selection of accountants is not approved by a majority of the ordinary shares voting at the Annual General Meeting in person or by proxy, the Audit Committee will review its future selection of auditors.
      A representative of PricewaterhouseCoopers Zhong Tian CPAs Limited Company is expected to be present at the Annual General Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.
Required Vote
      Assuming a quorum is present, the approval of Proposal No. 2 will require the affirmative vote of a majority of shares cast in person or cast by proxy at the Meeting. Unless marked otherwise where Charles Chao or Yan Wang is appointed as proxy, their proxies received will be voted FOR Proposal No. 2.
Recommendation of the Board
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

MANAGEMENT
Executive Officers and Directors
      The following table provides information with respect to our executive officers and directors as of April 27, 2006:

Name	Age	Position

Yan Wang	33	Chief Executive Officer and Director
Yongji Duan	59	Chairman of the Board
Charles Chao	40	President & Chief Financial Officer
Benjamin Tsiang	37	Executive Vice President of Product Development & General Manager of SINA Online
Pehong Chen	48	Director
Lip-Bu Tan	46	Director
Ter Fung Tsao	60	Director
Yichen Zhang	42	Director
Xiaotao Chen	48	Director
Song-Yi Zhang	50	Director
Hurst Lin	41	Director
      Yan Wang has served as our Chief Executive Officer and director since May 2003. Previously, he served as our President from June 2001 to May 2003, our General Manager of China Operations from September 1999 to May 2001 and as our Executive Deputy General Manager for Production and Business Development in China from April 1999 to August 1999. In April 1996, Mr. Wang founded the SRSnet.com division of Beijing Stone Rich Sight Limited (currently known as Beijing SINA Information Technology Co. Ltd.), one of our subsidiaries. From April 1996 to April 1999, Mr. Wang served as the head of our SRS Internet Group. Mr. Wang holds a B.A. in Law from the University of Paris.
      Charles Chao has served as our President since September 2005 and as our Chief Financial Officer since February 2001. Mr. Chao served as our Co-Chief Operating Officer from July 2004 to September 2005. Mr. Chao served as our Executive Vice President from April 2002 to June 2003. From September 1999 to January 2001, Mr. Chao served as our Vice President, Finance. Prior to joining us, Mr. Chao served as an experienced audit manager at PricewaterhouseCoopers, LLP, an accounting firm. Mr. Chao holds a Master of Professional Accounting degree from University of Texas at Austin, an M.A. in Journalism from University of Oklahoma and a B.A. in Journalism from Fudan University in Shanghai, China.
      Hurst Lin has served as a director since January 6, 2006. Mr. Lin co-founded and served as the Vice President of Business Development of Sinanet.com from May 1995 until we acquired it in March 1999. From March 1999 to April 2002, Mr. Lin served as our Vice President of Business Development. Mr. Lin served as our General Manager of U.S. Operations from September 1999 until February 2003 and Executive Vice President of Global Business Development from April 2002 to June 2003. He served as our Chief Operating Officer from June 2003 to July 2004 and from September 2005 to March 2006 and as our Co-Chief Operating Officer from July 2004 to September 2005. Mr. Lin holds an M.B.A. from Stanford University and a B.A. in Engineering from Dartmouth College.
      Benjamin Tsiang co-founded and served as the Vice President of Production and Design Chief of Sinanet.com until we acquired it in March 1999. From March 1999 to November 2003, Mr. Tsiang served as our Vice President of Production. Mr. Tsiang also served as our General Manager of Taiwan Operations from March 2000 to April 2002 and our General Manager of East China from May 2002 to November 2003. He has served as our Executive Vice President of Product Development and General Manager of SINA Online since December 2003. Mr. Tsiang holds an M.S. in Mechanical Engineering from Stanford University and a B.S. in Mechanical Engineering from National Taiwan University.

      Pehong Chen has served as a director since March 1999. Mr. Chen has been the Chief Executive Officer, President and Chairman of the Board of Broadvision, Inc., a software applications company, since May 1993. Prior to founding Broadvision, Mr. Chen was Vice President of MultiMedia Technology at Sybase, Inc., an enterprise software company, from 1992 to 1993. From 1989 to 1992, Mr. Chen founded and was president of Gain Technology, a multimedia software tools company, which was acquired by Sybase. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.
      Yongji Duan has served as a director since August 1997 and is currently serving as our Chairman of the Board. Mr. Duan also served as a director for Rich Sight Investment Limited, one of our subsidiaries, from May 1993 through May 1999. Mr. Duan has served as a Director of Stone Group Corporation, a holding company, since February 1991 and is now the Chairman of Stone Group Corporation. Mr. Duan had also served as President and Chief Executive Officer of Stone Electronic Technology Limited, a diversified electronics and consumer products company, since 1990 until he began to serve as the Chairman of the Company in May 2002. Since September 2001, Mr. Duan has served as a director of Sun Media Group Holdings Limited, a holding company. Mr. Duan holds an M.S. in Aeronautics Materials from Beijing Aeronautic College and a B.S. from Qinghua University.
      Lip-Bu Tan has served as a director since March 1999. Mr. Tan is the Founder and Chairman of Walden International, an international venture capital firm founded in 1984. Mr. Tan is currently a director of Creative Technology Ltd., a multimedia technology company, Centillium Communications, Inc., a semiconductor company, Flextronics International Ltd., an electronics manufacturing services company, Integrated Silicon Solutions, Inc., a semiconductor company, Cadence Design Systems Inc., an EDA company, Leadis Technology, Inc., a designer of mixed signal semiconductor for panel display, Semiconductor Manufacturing International Corp., a foundry in China, and several other private companies. He holds an M.S. in Nuclear Engineering from the Massachusetts Institute of Technology, an M.B.A. from the University of San Francisco and a B.S. from Nanyang University, Singapore.
      Ter Fung Tsao has served as a director since March 1999. Mr. Tsao has served as Chairman of Standard Foods Corporation (formerly known as Standard Foods Taiwan Ltd.), a packaged food company, since 1986. Before joining Standard Foods Taiwan Ltd., Mr. Tsao worked in several positions within The Quaker Oats Company, a packaged food company, in the United States and Taiwan. Mr. Tsao received a B.S. in Civil Engineering from Cheng Kung University in Taiwan, an M.S. in Sanitary Engineering from Colorado State University, and a Ph.D. in Food and Chemical Engineering from Colorado State University.
      Yichen Zhang has served as a director since May 2002. Since August 2003, Mr. Zhang has been the Chief Executive Officer of CITIC Capital Markets Holdings Ltd. (“CCMH”), an investment banking firm. Mr. Zhang served as the Deputy Chief Executive Officer of CCMH from June 2002 to July 2003, and served as Executive Director of CITIC Pacific Ltd. from March 2000 to May 2002. From September 1996 to February 2000, he served as Managing Director — Debt Capital Markets for Merrill Lynch (Asia Pacific), Ltd., another investment banking firm. Mr. Zhang holds a B.S. in Computer Science and Engineering from the Massachusetts Institute of Technology.
      Xiaotao Chen has served as a director since April 2004. Since January 2005, Mr. Chen has been the Chief Executive Officer and Executive Director of Sun Media Investment Holdings Limited. Mr. Chen also served as Executive Director of Stone Group Holdings Limited, a Hong-Kong listed company, since May 2001 and its President from May 2001 to December 2004. Prior to joining Stone Group Holdings Limited, he was the Vice President of Stone Group Corporation, a China company, since January 1998.
      Song-Yi Zhang has served as a director since April 2004. Mr. Zhang has been an Advisory Director of Morgan Stanley based in Hong Kong since December 2000. From November 1997 to November 2000, Mr. Zhang was a Managing Director of Morgan Stanley and served separately as a Managing Director in its Asia Mergers, Acquisitions, Restructuring and Divestiture Group and Co-head of its Asia Utilities/ Infrastructure Group.
      There are no family relationships among any of the directors or executive officers of SINA Corporation.

Meetings and Committees of the Board of Directors
      During the period from January 1, 2005 through December 31, 2005, the Board met 8 times and adopted 2 unanimous written consents. Each director attended at least 75% of all Board and applicable committee meetings during this time. The Board has a Compensation Committee, an Audit Committee and a Share Administration Committee.
      The Board has determined that the following directors, representing a majority of our directors, are “independent” under the current rules of the Nasdaq Stock Market: Yongji Duan, Pehong Chen, Lip-Bu Tan, Ter Fung Tsao, Yichen Zhang, Xiaotao Chen and Song-Yi Zhang.
      During 2005, Pehong Chen, Lip-Bu Tan and Yongji Duan served as members of the Compensation Committee. The Board of Directors has determined that Messrs. Chen, Tan and Duan are independent directors under the rules of the Nasdaq Stock Market. The Compensation Committee adopted one written consent in 2005. The Compensation Committee administers and grants stock options under the Company’s stock option plans to executive officers.
      During 2005, Lip-Bu Tan, Ter Fung Tsao and Yichen Zhang served as members of the Audit Committee and Song-Yi Zhang replaced Yichen Zhang as a member of the Audit Committee on September 27, 2005. The Board has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. The Board has also determined that Mr. Tan qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee held 6 meetings in 2005. The functions of the Audit Committee are to appoint, compensate and oversee the independent public accountants, oversee the accounting and financial reporting processes, and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to supervise the finance function of the Company (which will include, among other matters, the Company’s investment activities) to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties, to grant pre-approvals of audit services and non-audit services, and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee has a written charter, which was amended in November 2004 and was attached to the Company’s 2005 Proxy Statement.
      During 2005, the Share Administration Committee consisted of Daniel Chiang, who resigned in March 2006, and Yan Wang. The Share Administration Committee held one meeting during 2005. The Share Administration Committee grants stock options to non-executive employees under the Company’s stock plans and makes recommendations to the Board regarding these matters.
      The Board does not have a Nominating Committee; however, the Selection Body, consisting of members of the Board who are “independent” under the current rules of the Nasdaq Stock Market, is responsible for selecting candidates for appointment or re-election to the Board in accordance with the written charter adopted by the Board of Directors, which is available on the Company’s website at www.corp.sina.com and which was attached to the Company’s 2005 Proxy Statement. The Selection Body did not hold any meetings during 2005.
Director Compensation
      Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of stock options, our directors are not currently compensated for their services as directors, but our Amended and Restated Articles of Association provide that they may be compensated at the discretion of the directors. Employee directors are eligible to participate in our 1999 Stock Plan, 1999 Executive Stock Option Plan and 1999 Employee Stock Purchase Plan; however, in August 2005, the Board approved the termination of the 1999 Employee Stock Purchase Plan. Our non-employee directors are eligible to participate in our 1999 Directors’ Stock Option Plan (the “1999 Directors’ Plan”). The 1999 Directors’ Plan provides for the grant to non-employee directors of (1) a nonstatutory share option to purchase 37,500 ordinary shares on the date on which a non-employee becomes a member of our Board of Directors, and (2) an additional nonstatutory share option to purchase 15,000 shares on the date of the annual general meeting for each Board member who has served on the Board of Directors for at least six months.
      The 1999 Directors’ Plan has been amended, effective as of the date of this Annual General Meeting, to provide for, in lieu of the grants described above, the grant to non-employee directors of (1) a nonstatutory share option to purchase 30,000 ordinary shares on the date on which a non-employee becomes a member of our Board of Directors, and (2) an additional nonstatutory share option to purchase 12,000 shares on the date of the annual general meeting for each Board member who has served on the Board of Directors for at least six months. In addition, commencing effective as of the date of this Annual General Meeting, each non-employee director shall receive an annual fee of $20,000, the Chair of the Audit Committee shall receive an additional annual fee of $5,000 and the Chair of the Compensation Committee shall receive an additional annual fee of $3,000.
ORDINARY SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information that has been provided to the Company with respect to the beneficial ownership of our ordinary shares as of April 15, 2006 by:

•	each shareholder known to us to own beneficially more than 5% of the ordinary shares;

•	each director;

•	each of our executive officers listed in the Summary Compensation Table; and

•	all of our current directors and executive officers as a group.
      Percentage of beneficial ownership is based on 53,527,029 ordinary shares outstanding as of April 15, 2006 together with options that are exercisable within 60 days of April 15, 2006 for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC.

	Amount and Nature	Percent of Ordinary
	of Beneficial	Shares Outstanding
Name and Address of Beneficial Owners	Ownership (#)	(%)(1)

Shanda Interactive Entertainment Limited and its	9,821,765	18.3
affiliated entities(2)
No. 1 Office Building, No. 690 Bibo Road
Pudong New Area, Shanghai, China 201203
Michael J.G. Gleissner	3,434,126	6.4
10/ F Chuk On Building
23 Mercer Street
Sheung Wan
Hong Kong SAR(3)
Yongji Duan and his affiliated entities(4)	2,532,274	4.7
Stone Electronic Technology Limited
27/ F, K. Wah Centre
191 Java Road, North Point
Hong Kong
Lip-Bu Tan(5)	115,500	*
Walden International
One California Street, 28th Floor
San Francisco, CA 94111
Ter Fung Tsao(6)	122,500	*
c/o Helen Hsiao, 8F, Suite 801
136, Jean-Ai Road, SEC. 3
Taipei, Taiwan
Hurst Lin(7)	418,905	*

	Amount and Nature	Percent of Ordinary
	of Beneficial	Shares Outstanding
Name and Address of Beneficial Owners	Ownership (#)	(%)(1)

Pehong Chen(8)	58,732	*
BroadVision, Inc.
585 Broadway
Redwood City, CA 94063
Charles Chao(9)	186,235	*
Yan Wang(10)	248,166	*
Yichen Zhang(11)	52,500	*
CITIC
26/ F CITIC Tower
1 Tim Mei Avenue,
Central Hong Kong
Benjamin Tsiang(12)	243,552	*
Xiaotao Chen(13)	15,000	*
Song-Yi Zhang(14)	52,500	*
All current directors and executive officers as a group (11 persons)(15)	4,045,864	7.4

*	Less than one percent of the outstanding ordinary shares.

(1)	For each named person, the percentage ownership includes ordinary shares which the person has the right to acquire within 60 days after April 15, 2006. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person. Beneficial ownership calculations for 5% shareholders are based solely on publicly-filed Schedule 13D’s or 13G’s, which 5% shareholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2005.

(2)	Beneficial ownership calculation is based solely on a review of a Schedule 13D filing made with the Securities and Exchange Commission on February 18, 2005.

(3)	Beneficial ownership calculation is based solely on a review of a Schedule 13G filing made with the Securities and Exchange Commission on April 13, 2006.

(4)	Includes 2,502,274 shares held by Sun Stone Media Group Limited (“SSMG”) for whom Mr. Duan serves as a director. Mr. Duan disclaims beneficial ownership of the shares in which he has no pecuniary interest. Also includes 30,000 shares issuable upon exercise of options exercisable within 60 days of April 15, 2006. The address for SSMG is 11F/ A 1110, Hanwei Plaza, No. 7, Guanghua Road, Beijing, People’s Republic of China.

(5)	Includes 3,000 shares held by a trust for which Mr. Tan and his wife serve as trustees and 112,500 shares issuable upon exercise of options exercisable within 60 days of April 15, 2006.

(6)	Includes 82,500 shares issuable upon exercise of options exercisable within 60 days of April 15, 2006.

(7)	Includes 182,499 shares issuable upon exercise of options exercisable within 60 days of April 15, 2006.

(8)	Includes 13,732 shares held by a trust controlled by Mr. Chen and 45,000 shares issuable upon exercise of options exercisable within 60 days of April 15, 2006.

(9)	Includes 185,832 shares issuable upon exercise of options exercisable within 60 days of April 15, 2006.

(10)	Includes 248,166 shares issuable upon exercise of options exercisable within 60 days of April 15, 2006.

(11)	Includes 45,000 shares issuable upon exercise of options exercisable within 60 days of April 15, 2006.

(12)	Includes 33,750 shares issuable upon exercise of options exercisable within 60 days of April 15, 2006.

(13)	Includes 15,000 shares issuable upon exercise of options exercisable within 60 days of April 15, 2006.

(14)	Includes 52,500 shares issuable upon exercise of options exercisable within 60 days of April 15, 2006.

(15)	Includes 1,032,747 shares issuable upon exercise of options exercisable within 60 days of April 15, 2006.

      Except as otherwise indicated, the address of each person listed in the table is SINA Corporation, Room 1802, United Plaza, No. 1468 Nanjing West Road, Shanghai 200040, China, Attention: Corporate Secretary. The persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them, subject to community property laws where applicable.
COMPENSATION OF EXECUTIVE OFFICERS
      The following table shows the compensation earned by (a) the individual who served as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2005 and (b) each individual who served as an executive officer of the Company during the fiscal year ended December 31, 2005 (collectively the “Named Executive Officers”). Information is also provided for the fiscal years ended December 31, 2004 and December 31, 2003.
Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation Awards

					Securities
	Fiscal			Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	($) Bonus	Compensation ($)	Options	Compensation

Yan Wang	2005	210,000	44,429	—	—	36,000	(1)
Chief Executive	2004	177,494	128,140	—	200,000	36,000	(1)
Officer & Director	2003	144,980	28,966	—	—	6,133	(1)
Charles Chao	2005	190,000	26,798	—	—	30,000	(2)
President &	2004	190,000	190,361	—	50,000	30,000	(2)
Chief Financial Officer	2003	190,000	76,000		100,000	30,000	(2)
Hurst Lin	2005	175,000	24,683	—	—	39,000	(3)
Chief Operating Officer	2004	175,000	183,227		50,000	39,000	(3)
	2003	175,000	61,252	—	100,000	—
Benjamin Tsiang	2005	110,000	11,636	—	—	24,000	(4)
EVP, Product Development	2004	110,000	36,878	—	30,000	24,000	(4)
& GM of SINA Online	2003	110,000	33,000	—	40,000	—

(1)	Mr. Wang received these amounts as a housing allowance.

(2)	Mr. Chao received this amount as a housing allowance.

(3)	Mr. Lin received $30,000 as a housing allowance and $9,000 as an education allowance for his child.

(4)	Mr. Tsiang received this amount as a housing allowance.
Employment Agreements
      We have entered into an Employment Agreement with Charles Chao dated June 1, 2002 with a term of three years which provides, among other things, that Mr. Chao will receive certain severance benefits, including (i) payment of his regular monthly salary for the larger of 12 months or the remainder of the term of the Employment Agreement (the “Severance Period”); (ii) health insurance coverage for the Severance Period; and (iii) continuous vesting of any unvested stock options or shares of restricted stock held by him as of the date of his termination through the end of the Severance Period, if he is terminated without cause or constructively terminated. Mr. Chao’s Employment Agreement expired in June 2005 and was not extended.
Change of Control Agreements
      On November 27, 2000, the Company entered into change of control agreements with Yan Wang and Hurst Lin. On February 1, 2001, the Company entered into a change of control agreement with Charles Chao. In these agreements, the Company agreed to accelerate the vesting of all of these employees’ options upon a change of control in which the successor corporation does not assume such outstanding options. In addition, in connection with a termination without cause or resignation for good reason (as defined in the agreements)

following a change of control, these employees will be entitled to a lump sum payment equal to their annual salary and projected bonus as well as a pro-rated amount of their bonus for the calendar or fiscal year of such departure.
OPTION GRANTS IN LAST FISCAL YEAR
      No stock options or stock appreciation rights were granted to the Named Executive Officers during 2005.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
      The following table provides certain information with respect to stock options exercised by the Named Executive Officers during the twelve-month period that ended on December 31, 2005. The table also provides the number of shares covered by stock options as of December 31, 2005, and the value of “in-the-money” stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2005. No stock appreciation rights were outstanding during the last year.

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired on	Value	Options at Year End (#)	Options at Year End ($)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Yan Wang	—	—	197,333/169,167	2,645,011/891,200
Chief Executive
Officer & Director
Charles Chao	—	—	147,708/99,792	2,480,846/918,150
President & Chief
Financial Officer
Hurst Lin	—	—	144,375/99,792	1,848,884/918,150
Chief Operating Officer
Benjamin Tsiang	23,750	433,091	18,958/43,542	245,639/345,911
EVP of Product
Development & GM
of SINA Online

(1)	Based on the $24.16 per share closing price of our ordinary shares on The Nasdaq National Market on December 30, 2005, less the exercise price of the options.
      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation and Audit Committee reports and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      During the twelve-month period ended December 31, 2005, the Compensation Committee of our Board of Directors (the “Committee”) consisted of Mr. Pehong Chen, Mr. Lip-Bu Tan and Mr. Yongji Duan. The members of the Compensation Committee are independent non-employee directors.
      The following is a report of Committee describing the compensation policies applicable to the Company’s executive officers during the twelve-month period ended December 31, 2005. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also administers the granting of options to executive employees under the Company’s stock option plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation. General Compensation Policy under the supervision of the Board of Directors, the Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon the Company’s performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company’s shareholders.
      The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.
Base Salary
      The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.
Cash-Based Incentive Compensation
      Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company’s success in achieving specific company-wide goals.
Long-Term Incentive Compensation
      The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term shareholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company’s shareholders. Factors considered in making such awards include the individual’s position in the Company, his or her performance and responsibilities, and comparability considerations.
      Each option grant allows the executive officer to acquire ordinary shares at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company, although exceptions may be made when deemed necessary or appropriate. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s service, and then only if the market price of the ordinary shares appreciates over the option term. In addition to the stock option plans, executive employees were eligible to participate in the Company’s 1999 Employee Stock Purchase Plan; however, in August 2005, the Board approved the termination of the 1999 Employee Stock Purchase Plan.
Compensation of the Chief Executive Officer
      The factors discussed above in “Base Salaries,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were also applied in establishing the amount of Yan Wang’s salary and stock option grant. Significant factors in establishing Mr. Wang’s compensation include his performance and responsibilities, and comparability considerations. The current annual base salary for Mr. Wang is set at $210,000 per annum by the Compensation Committee and has been effective since July 2004. Prior to July 2004, Mr. Wang’s annual base salary was set at $144,945. Mr. Wang received $210,000 as base salary for the twelve-month period ended December 31, 2005. In addition to the base salary, Mr. Wang may earn up to

100% of his annual base salary as cash-based incentive compensation for 2005 based on achievement of certain financial targets in 2005. Mr. Wang received $44,429 in cash-based incentive compensation in 2005. In addition, he received $36,000 as a housing allowance in 2005. No stock options were granted to Mr. Wang in 2005.
Deductibility of Executive Compensation
      The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company’s 1999 Stock Plan and 1999 Executive Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Committee:

Pehong Chen
Lip-Bu Tan
Yongji Duan
Compensation Committee Interlocks and Insider Participation
      No member of the compensation committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
AUDIT COMMITTEE REPORT
      During the fiscal year ended December 31, 2005, the audit committee of the Company’s board of directors (the “Audit Committee”) consisted of three non-employee directors, Lip-Bu Tan, Ter Fung Tsao and Yichen Zhang, and non-employee director Song-Yi Zhang replaced Yichen Zhang as a member of the Audit Committee on September 27, 2005. The Board has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. The Board has also determined that Mr. Tan qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission and has designated Mr. Tan as the audit committee financial expert for the Company. The Audit Committee operates under a written charter adopted by the board of directors, which was amended in November 2004 and was attached to the Company’s 2005 Proxy Statement.
      The Audit Committee selects, subject to shareholder ratification, the accounting firm to be engaged as the Company’s independent auditors, currently PricewaterhouseCoopers Zhong Tian CPAs Limited Company.
      The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and the Company management’s assessment of and the effectiveness of internal control over financial reporting and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The audit committee is responsible for monitoring and overseeing these processes.

      The Audit Committee held 6 meetings during the fiscal year that ended December 31, 2005. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, the internal auditors and our independent public accountants, PricewaterhouseCoopers Zhong Tian CPAs Limited Company. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2005 with management and the independent accountants.
      The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.
      The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, PricewaterhouseCoopers Zhong Tian CPAs Limited Company, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with PricewaterhouseCoopers Zhong Tian CPAs Limited Company the issue of its independence from SINA Corporation and considered whether the non-audit services provided by the independent auditors are compatible with maintaining its independence.
      Based on its discussion with management and the independent auditors, and its review of the audited consolidated financial statements, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Report on Form 10-K for the fiscal year ended December 31, 2005.

Submitted by the Audit Committee of the Company’s Board of Directors:

Lip-Bu Tan
Ter Fung Tsao
Song-Yi Zhang
COMMUNICATIONS WITH DIRECTORS
      Shareholders who wish to communicate with our Directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the Procedures for the Reporting of Questionable Accounting or Financial Matters, which is attached to this Proxy Statement as Appendix A (the “Procedures”). The Procedures allow submitting the complaint or concern to the Company’s general counsel or directly to the Audit Committee, with a more detailed description of the procedures provided therein. The Company has also established an Anti-Fraud & Whistleblower (“AFW”) Committee which administers the foregoing matters and reports to the Audit Committee. The AFW Committee operates under a written charter adopted by the Audit Committee, which was attached to the Company’s 2005 Proxy Statement. You may submit your complaint or concern either online or telephonically to the AFW Committee through the phone number or email provided on our website at www.corp.sina.com. Any stockholder wishing to communicate with any of our Directors regarding the Company may write to the Directors, c/o Secretary, SINA Corporation, Room 1802, United Plaza No. 1468, Nanjing West Road, Shanghai, 200040, China.
      The Company has a policy of encouraging all directors to attend the annual shareholder meetings. Three of our directors attended the 2005 Annual General Meeting of Shareholders.
CODE OF ETHICS
      The Company has adopted a Code of Ethics which applies to the Company’s directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. This Code of Ethics is posted on our corporate website at www.corp.sina.com. If any substantive amendments are made to the Code of Ethics or the Board of Directors grants any waiver, including any implicit waiver, from a provision of the code to any of the directors or officers of the Company, the Company will disclose the nature of such amendment or waiver in a report on Form 8-K.

FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT AUDITORS
      For the fiscal year ending December 31, 2005, as well as our fiscal year ended December 31, 2004, PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PwC”), our independent auditor and principal accountant, billed the fees set forth below. The Audit Committee of the Board of Directors has considered whether the non-audit services provided by PwC are compatible with maintaining its independence, and affirmatively approved the provision of such non-audit services by PwC.

	Fiscal Year Ending		Fiscal Year Ending
	December 31, 2005		December 31, 2004
	$		$

Audit Fees	995,128		950,000
Audit-Related Fees(1)	—		270,000
Tax Fees(2)	29,200		34,495
All Other Fees	11,500(3	)(4)	1,500(3)

(1)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with mergers and acquisitions, general training and consultations related to internal control and consultations concerning financial accounting standards on transfer pricing.

(2)	Tax fees consist of fees billed for professional services related to tax advice and assistance with tax reporting.

(3)	Includes $1,500 subscription fee for accounting rules and materials.

(4)	Includes $10,000 training fee for PRC GAAP rules.
      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services by PwC. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to an initial estimated budget. PwC and management are required to periodically report to the Audit Committee regarding the extent of services provided by PwC in accordance with this pre-approval, and the fees performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Certain employment and compensation arrangements between the Company and its directors and executive officers are described under “Compensation of Executive Officers,” “Director Compensation,” “Employment Agreements,” and “Change of Control Agreements.”
Indebtedness of Management
      Our subsidiary Beijing SINA Information Technology Co., Ltd. (formerly known as Beijing Stone Rich Sight Information Technology Co., Ltd.) (“BSIT”), agreed to provide Yan Wang, our current Chief Executive Officer, an interest-free loan of RMB300,000 for purposes of providing capital to Beijing SINA Internet Information Services Co., Ltd. in 1999. In addition, BSIT has agreed to provide Yan Wang interest free loans of RMB750,000 for purposes of providing capital to Beijing SINA Interactive Advertising Co., Ltd. in 1999, and RMB300,000 for purposes of providing capital to Guangdong SINA Internet Information Service Co., Ltd. in 2001. The entire principal amount of each of these loans is currently outstanding.

Indemnification Agreements
      We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Registration Rights Agreements
      Some of our shareholders are entitled to have their shares registered by us for resale.

STOCK PERFORMANCE GRAPH
      The following graph compares, for the five year period ended December 31, 2005, the cumulative total shareholder return for the Company’s shares, the Nasdaq National Market Composite Index (the “Nasdaq Composite Index”) and the Morgan Stanley Internet Index. The graph assumes that $100 was invested on December 29, 2000 in the ordinary shares of the Company and each of the Nasdaq Composite Index and the Morgan Stanley Internet Index and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.
COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG SINA CORPORATION, THE NASDAQ NATIONAL MARKET COMPOSITE INDEX
AND THE MORGAN STANLEY INTERNET INDEX

*	$100 invested on 12/29/2000 in stock or index, including reinvestment of dividends.

	12/29/2000	6/29/2001	12/31/2001	6/28/2002	12/31/2002	6/30/2003	12/31/2003	6/30/2004	12/31/2004	6/30/2005	12/30/2005

SINA Corporation	$100.00	$50.88	$50.56	$56.00	$208.00	$648.03	$1,080.00	$1,055.68	$1,025.92	$892.80	$773.12

Nasdaq Composite Index	$100.00	$96.07	$83.76	$72.81	$63.11	$70.49	$86.65	$87.65	$89.37	$89.17	$105.64

Morgan Stanley Internet Index	$100.00	$87.33	$76.19	$59.53	$56.85	$66.91	$80.28	$86.59	$88.18	$79.15	$85.42

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s ordinary shares (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s ordinary shares. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during the year that ended December 31, 2005 all Reporting Persons complied with all applicable filing requirements, except that Lip-Bu Tan filed a late Form 4 on December 9, 2005 for two separate transactions which took place on November 9, 2005 and November 14, 2005.

Equity Compensation Plan Information
      The following table gives information about our ordinary shares that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2005, including the Sinanet.com 1997 Stock Plan, SRS International Ltd. 1997 Stock Option Plan, 1999 Stock Plan, 1999 Executive Stock Plan and 1999 Directors’ Stock Option Plan.

Number of
Securities remaining
	Number of securities to			available for future issuance
	be issued upon exercise		Weighted average exercise	under equity compensation
	of outstanding options,		price of outstanding	plans (excluding securities
	warrants and rights		options, warrants and rights	reflected in column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	3,610,138	(1)	$14.97	2,680,680	(1)(2)
Equity compensation plans not approved by security holders	—		N/A	—

Total	3,610,138		$14.97	2,680,680

(1)	Excludes shares under the 1999 Employee Stock Purchase Plan which was terminated by the Board of Directors of the Company effective as of August 1, 2005.

(2)	Includes shares available for future issuance under the 1999 Stock Plan (the “1999 Plan”). The 1999 Plan includes an “evergreen” feature, which provides for an automatic annual increase in the number of ordinary shares available under the plan on the first day of each of the fiscal years through 2005, equal to the lesser of 750,000 shares, 3% of our outstanding ordinary shares on the last day of the immediately preceding fiscal year, or a lesser number of shares determined by the Board of Directors.
Other Matters
      The Board of Directors knows of no other business that will be presented to the Annual General Meeting. If any other business is properly brought before the Annual General Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.
Shareholders Sharing the Same Address
      In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (a “street-name shareholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Shareholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: +86-21-62895678 extension 6089 or by mail to SINA Corporation, Room 1802, United Plaza, No. 1468, Nanjing West Road, Shanghai 200040, China. If shareholders share a single address, are receiving multiple copies of our annual reports or proxy statements and would like to receive only a single copy of our annual report and proxy statement, such shareholders may so request using the contact information provided in the preceding sentence. The voting instruction sent to a street-name shareholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a shareholder who would like to make one of these requests should contact the Company as indicated above.

      It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Charles Chao
President, Chief Financial Officer and Secretary
Shanghai, China
May 5, 2006

APPENDIX A
SINA CORPORATION
PROCEDURES FOR THE REPORTING OF QUESTIONABLE
ACCOUNTING OR FINANCIAL MATTERS
      Sina Corporation (the “Company”) has a responsibility for the stewardship of company resources and for fostering the public and investor support and confidence that will enable the Company to achieve its corporate goals. In pursuit of those responsibilities, we are committed to full compliance with all laws and regulations governing our Company.
      In keeping with those responsibilities, the Audit Committee of the Board of Directors is establishing this policy to enable and encourage the reporting of any conduct that appears to raise ethical or legal concerns in connection with the Company’s accounting, internal accounting controls, financial reporting or other auditing matters.
      This policy is intended to ensure (1) that any report questioning accounting or financial matters is properly received, treated and retained and (2) all employees and others who deal with the Company have the ability to submit their concerns anonymously and without fear of retaliation.
      Contact details are given at the end of this paper.
      The Company, like other public companies, has a duty to conduct its affairs in a responsible and transparent way and to take into account legal requirements and the requirements of the SEC.
      This document describes procedures at the Company for handling allegations relating to the finance, accounting and auditing of the Company. The procedures are designed to assist in reporting and investigating and, where appropriate, acting upon a complaint by any person or persons within or outside the Company about any of the following matters, whether in respect of the Company itself, or about an individual or individuals.

•	Falsification of accounting or audit data;

•	failure to comply with or observe a legal or SEC obligation;

•	financial malpractice;

•	improper conduct or unethical behavior;

•	Suppression or concealment of any information relating to any of the above.
      No detrimental action of any kind will be taken against a person making a complaint of the nature described above, provided that it is done without malice and in good faith, reasonably believing it to be true. A malicious or vexatious complaint, however, could result in disciplinary action.
      Any allegations raised under these procedures should be submitted in writing. Each allegation will be logged and tracked with a unique number. Reports should generally be submitted to the Company’s General Counsel. However, in the interest of confidentiality or when there is a potential conflict of interest or for any other valid reason, reports may be made directly to the Audit Committee of the Company’s Board of Directors.
      Reports that are submitted directly to the Audit Committee should be mailed to the Audit Committee Chairperson in care of the Company’s General Counsel and shall be marked “Confidential.” The Audit Committee Chairperson shall initially determine if the complaint or report warrants an investigation by the entire Audit Committee, but shall in all events inform the Audit Committee of the complaint or report to allow the full Audit Committee to review that decision.
      In all other instances, the General Counsel shall investigate and determine if the complaint or report should be submitted to the Audit Committee for their review and investigation. The existence of any complaint or report (whether or not deemed valid by the General Counsel) should be made known in a timely manner to the Audit Committee, which may independently determine to investigate any matter, regardless of a contrary conclusion by the General Counsel.
      In all cases where an allegation has been made, the General Counsel or the Audit Committee will acknowledge its receipt, if the alleger has provided their name, and keep a record of action taken. If on preliminary examination the allegation is judged to be wholly without substance or merit, the allegation may be dismissed. The person making the allegation will be so informed. The person or persons against whom an allegation is made must be informed of the allegation and the evidence supporting it and must be allowed to comment before the investigation is concluded. All allegations, including those dismissed after preliminary examination, and the results of their investigation must be reported to the Audit Committee. The outcome of all allegations must also be reported to the complainant, if he or she has provided their names.
      The identity of any person making an allegation will be kept confidential until a formal investigation is launched. Thereafter, the identify of the person making the allegation may be kept confidential, if requested, unless this is incompatible with a fair investigation (e.g. the need of the person(s) against whom the allegation is made to know the identity of his/her accuser) or unless there is an overriding reason for disclosure. Provided that the allegation has been made lawfully, without malice and in the stockholders’ interest, the employment position of the person making it will not be adversely affected by reason of making the allegation.
      If someone who has made an allegation remains dissatisfied with the outcome of the investigation because either (1) they believe the procedures have not been followed properly, or (2) they are convinced that the decision is one which no reasonable person could have reached, there is a right of appeal on these grounds only. Any such appeals shall be addressed to the company legal counsel.
      Responsibilities of the General Counsel shall include:
      1. The General Counsel shall be the individual primarily responsible for promptly reviewing and taking appropriate action with respect to all reports, diligently investigating the allegations made in any report and, if necessary, submitting the report to the Audit Committee and for making any required referrals to legal authorities.
      2. The General Counsel shall be responsible for maintaining a written record of all reports for a period of not less than seven (7) years, and having such reports readily accessible during such period for review by the Audit Committee upon request.
      Responsibilities of the Audit Committee shall include:
      1. The Audit Committee shall be responsible for investigating all reports brought to its attention by the General Counsel or independently and making a final determination as to the action to be taken with respect to the report.
      2. The Audit Committee shall be responsible for implementing appropriate disciplinary and legal action with respect to any individual determined by the Audit Committee to have engaged in misconduct and for mandating any referral to legal authorities which it determines to be necessary or appropriate.

      3. The Audit Committee shall be responsible for reviewing all complaints and reports maintained by the General Counsel on a periodic basis and for keeping the full Board of Directors informed, as appropriate.
      Contact addresses and numbers for the individuals mentioned in these procedures are:

Song-Yi Zhang
Chairperson, Audit Committee
c/o Edward Wu
General Counsel
Sina Corporation
2988 Campus Drive
Suite 100
San Mateo, CA 94403

Edward Wu
General Counsel
Sina Corporation
2988 Campus Drive
Suite 100
San Mateo, CA 94403
edward@staff.sina.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SINA CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 23, 2006
     The undersigned shareholder of SINA Corporation, a Cayman Islands company, (the “Company”) hereby acknowledges receipt of the Notice of Annual General Meeting of Shareholders and Proxy Statement, each dated May 5, 2006, and hereby appoints Charles Chao and Yan Wang or either of them, OR ____________, (shareholder to fill in only if shareholder chooses a person other than Charles Chao or Yan Wang as proxy) proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual General Meeting of Shareholders of SINA Corporation to be held on Friday, June 23, 2006 at 10:30 a.m., local time, at the Grand Hyatt Hong Kong, 1 Harbour Road, Wanchai, Hong Kong and at any adjournment or postponement thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:
     1. ELECTION OF DIRECTORS:
          ___FOR all nominees listed below (except as indicated).
          ___WITHHOLD authority to vote for all nominees listed below.
          If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:
               Yongji Duan
               Yan Wang
               Xiaotao Chen
               Hurst Lin
     2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS ZHONG TIAN CPAS LIMITED COMPANY AS THE INDEPENDENT AUDITORS OF THE COMPANY:
_________FOR      _________AGAINST      _________ABSTAIN
PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, WHERE CHARLES CHAO OR YAN WANG ARE THE PROXY HOLDERS, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS ZHONG TIAN CPAS LIMITED COMPANY AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
Date:
Signature
Date:
Signature
(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)